Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q1 2023 Results

Continues Positive Business Momentum, Adjusted EBITDA up 18%

BENSALEM, PA --(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended March 31, 2023 revenue of $417.2 million, GAAP net income of $12.7 million, or $0.17 per basic and diluted common share, and adjusted EBITDA of $27.5 million.

Q1 Results

•Revenue for the quarter was reported at $417.2 million, with housekeeping & laundry and dining & nutrition segment revenues of $193.5 million and $223.7 million, respectively.
•Housekeeping & laundry and dining & nutrition segment margins were 10.4% and 6.6%, respectively.
•Direct cost of services was reported at $361.0 million, or 86.5%. Direct cost included a $6.9 million increase in CECL AR reserves.
•Selling, general and administrative (“SG&A”) was reported at $40.0 million; after adjusting for the $1.5 million increase in deferred compensation, actual SG&A was $38.5 million, or 9.2%.
•The effective tax rate was 27.8%, which included discrete items specific to Q1. The Company expects a 2023 tax rate of 24% to 26%.
•Adjusted EBITDA was $27.5 million, an 18% increase over the prior year's corresponding quarter.
•Cash flow used in operations for the quarter was $16.3 million and was impacted by a $21.2 million decrease in accrued payroll and a $20.6 million increase in accounts receivable related to the timing of cash collections. DSO for the quarter was 76 days.

Ted Wahl, Chief Executive Officer, stated, “We delivered strong operating results and service execution during the quarter, as our relentless focus on customer experience, systems adherence and regulatory compliance led to high quality and consistent outcomes for our client-partners. We successfully managed cost of services in line with our target of 86% and showed marked improvement in Q1 cash collections year over year in what has historically been our most challenging cash collections quarter. We also successfully exited the final tranche of facilities related to the 2022 contract modification initiative, providing a solid foundation for us to grow in the future.”

Mr. Wahl concluded, “Industry fundamentals continue to improve, and a stabilizing labor market and stronger reimbursement environment, especially at the state level, contributed to what has been a gradual occupancy recovery. Looking ahead, we are focused on executing on our strategic priorities to drive growth, and we remain confident in our ability to deliver long-term value to our shareholders.”

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, April 26, 2023, at 8:30 a.m. Eastern Time to discuss its results for the three months ended March 31, 2023. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the three months ended March 31, 2023; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2022 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting earnings before interest, taxes, depreciation and amortization ("EBITDA"), and excluding items impacting comparability ("Adjusted EBITDA"). We cannot provide a reconciliation of forward-looking EBITDA and Adjusted EBITDA margin measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2023	2022
Revenues	$417,230	$426,811
Operating costs and expenses:
Costs of services provided	360,978	373,262
Selling, general and administrative	40,047	35,736
Income from operations	16,205	17,813
Other income (expense), net	1,351	(2,032)
Income before income taxes	17,556	15,781

Income tax provision	4,872	4,452
Net income	$12,684	$11,329

Basic earnings per common share	$0.17	$0.15

Diluted earnings per common share	$0.17	$0.15

Basic weighted average number of common shares outstanding	74,497	74,326

Diluted weighted average number of common shares outstanding	74,518	74,333

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$16,153	$26,279
Marketable securities, at fair value	95,985	95,200
Accounts and notes receivable, net	350,784	336,777
Other current assets	47,165	50,376
Total current assets	510,087	508,632

Property and equipment, net	23,400	22,975
Notes receivable — long-term	32,327	32,609
Goodwill	75,529	75,529
Other intangible assets, net	14,743	15,946
Deferred compensation funding	34,312	33,493
Other assets	28,735	29,150
Total assets	$719,133	$718,334

Accrued insurance claims — current	$23,974	$23,166
Other current liabilities	138,190	155,453
Total current liabilities	162,164	178,619

Accrued insurance claims — long-term	67,100	65,541
Deferred compensation liability — long-term	34,263	33,764
Lease liability — long-term	8,586	8,097
Other long term liabilities	6,448	6,141
Stockholders' equity	440,572	426,172
Total liabilities and stockholders' equity	$719,133	$718,334

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

	For the three months ended March 31,

	2023	2022
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$12,684	$11,329
Income tax provision	4,872	4,452
Interest, net	102	(417)
Depreciation & amortization	3,720	4,147
EBITDA	$21,378	$19,511
Share-based compensation	2,058	2,396
Gain/loss on deferred compensation, net	44	289
Bad debt expense adjustments(1)	4,035	1,108
Adjusted EBITDA	$27,515	$23,304
(1) The bad debt expense adjustment reflects the difference between GAAP bad debt expense (CECL) and historical write-offs as a percentage of revenues, both of which are based on the same seven year look-back period.